PR PRELIM ELIMINAR INARY Y WOR WORKING KING DRAF DRAFT T – – SUBJECT SUBJECT TO TO FUR FURTHE THER REV R REVIEW IEW AND AND MOD MODIFICAT IFICATION ION Exhibit (c)(3)(C) PROJECT APPLE DISCUSSION MATERIALS July 13, 2023

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Table of Contents I. Summary of Management’s Financial Projections 5 II. Preliminary Valuation Analysis 10 III. Illustrative Sensitivity Analysis 14 IV. Evaluation of the Proposal 18 V. Proposed Next Steps 27 VI. Appendix 29 1

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Executive Summary ▪ Intrepid has prepared the following materials for the Conflicts Committee of the Board of Directors of Holly Logistic Services, L.L.C. (the “Committee”), the ultimate general partner of Holly Energy Partners, L.P. ( “HEP”), regarding the proposed acquisition of all the common units representing limited partner interests in HEP not already owned by HF Sinclair Corporation (“DINO”) (the “Proposed Transaction”) – DINO currently owns 59.6 million HEP common units (47.1% of the fully-diluted common units outstanding) and the non- economic general partner of HEP – The unaffiliated unitholders own 67.0 million HEP common units (~$1.1bn of equity value at the unaffected unit price of $15.92) ▪ Prior to market open on May 4, 2023, HEP announced the receipt of a non-binding proposal from DINO to acquire all of the outstanding common units of HEP not beneficially owned by DINO (the “Proposal”) – The Proposal offered consideration of 0.3714 newly-issued DINO common shares for each HEP common unit – Equates to 11% pro forma ownership for legacy HEP unitholders – The Proposal implied an “at market” offer based on HEP’s and DINO’s unaffected 30-day VWAP prices and a ~2% discount based on closing prices as of the unaffected date ▪ Since receipt of the Proposal, Intrepid and Gibson Dunn have conducted extensive due diligence on both HEP and DINO, including a review of the assets, the financial forecast and other documents/information provided in the virtual data room and via DINO’s advisors ▪ The materials herein include: – A summary of HEP’s and DINO’s projections, along with certain sensitivity analyses – A preliminary valuation analysis of HEP and DINO – An evaluation of the Proposal and potential counterproposal considerations – Proposed next steps – Supplemental analyses in the appendix 2

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Executive Summary (continued) ▪ HEP has traded up ~17.2% (from $15.92 to $18.66) since receipt of the Proposal – LT&S peers have traded up ~14% – Research analysts have revised one-year forward target prices to $17 – $20 ▪ DINO’s proposed exchange ratio of 0.3714 implies $16.81 per HEP unit, which implies a ~10% discount to HEP’s current unit price – Prior to the receipt of the proposal, the year-to-date HEP/DINO exchange ratio ranged from 0.3315x to 0.3929x and the 1-year VWAP exchange ratio averaged 0.3475x ▪ Every 0.025x of exchange ratio equates to ~$76mm of value ($1.13/unit) to HEP’s unaffiliated unitholders; HEP’s unaffiliated unitholders will experience dilution to their LQA distribution of $1.40/unit (DINO yields 4.0%; HEP yields 7.5%) ▪ While management has put forth reasonable projection estimates, it is important to understand the potential value impact (+ or -) of the sensitivities discussed herein – Requesting cash as a component of the transaction consideration can de-risk future underperformance/volatility, but also can diminish outperformance/upside value 3 Note: Market data as of July 10, 2023. LT&S peers include NS, DKL and PAA. Source: FactSet, public disclosure.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

Market Performance and Implied Proposal | "Then" vs. "Now"

		5/3/23 ("Then")	7/10/23 ("Now")	*Change (%)*
	DINO Unit Price	$41.91	$45.27	*+8.0%*
	HEP Unit Price	$15.92	$18.66	*+17.2%*
	Spot Exchange Ratio	0.3799x	0.4122x	*+8.5%*
	Prem. / Disc. of Proposal to Spot XR	*(2.2%)*	*(9.9%)*	
	Prem. / Disc. of Proposal to Unaff. 30-d VWAP XR	*(0.1%)*		
	Implied Value at Proposal (0.3714x)	$15.57	$16.81	*+8.0%*
	Prem. / Disc. vs. HEP Price	*(2.2%)*	*(9.9%)*	
	Prem. / Disc. vs. Unaff. HEP price	*(2.2%)*	*+5.6%*	
Peer Trading Perf.	HEP Peers | LT&S			*+14.1%*
Peer Trading Perf.	HEP Peers | Small Cap.			*(4.8%)*
Peer Trading Perf.	DINO Peers | Large Cap.			*+5.6%*
Peer Trading Perf.	DINO Peers | SMID Cap.			*+16.7%*

Note: Market data as of July 10, 2023. LT&S Peers include: DKL, NS, PAA. Small Cap. MLP peers include CAPL, GEL, GLP. Large Cap. Refining peers include MPC, PSX, VLO. SMID Cap. Refining peers include CVI, DK, PARR, PBF, VTNR.
Source: FactSet, public disclosure.

INTREPID | 4

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION I. SUMMARY OF MANAGEMENT’S FINANCIAL PROJECTIONS 5

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION HEP | Summary of Management’s Financial Projections Adjusted EBITDA and Distributable Cash Flow ($mm) Capex ($mm) ’23E – ’28E EBITDA CAGR: 2.2% ’23E – ’28E DCF CAGR: 3.7% $511 $497 $477 $480 $474 $77 $458 $415 $62 $25 $400 $44 $398 $42 $42 $42 $41 $378 $30 $360 $349 $21 $0 $332 $10 $10 $10 $10 $307 $10 $3 $31 $31 $32 $32 $32 $32 $30 2022A 2023E 2024E 2025E 2026E 2027E 2028E 2022A 2023E 2024E 2025E 2026E 2027E 2028E Maintenance Capex Growth & JV Investment Adjusted EBITDA Distributable Cash Flow Turnaround Capital MidCon Capital DPU ($/unit) and Coverage (x) Leverage – End of Period (x) 3.8x 2.1x 2.3x 2.2x 2.0x 2.0x 1.9x 3.1x 1.7x 2.5x $1.40 $1.40 $1.40 $1.40 $1.40 $1.40 $1.40 2.1x 1.9x 1.8x 1.7x 3.7x 3.0x 2.5x 2.1x 1.6x 1.1x 0.6x 2022A 2023E 2024E 2025E 2026E 2027E 2028E 2022A 2023E 2024E 2025E 2026E 2027E 2028E Gross Leverage Net Leverage Distribution Per Unit Coverage 6 Source: Management guidance, public disclosure.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION HEP | Management vs. Research Estimates Summary Adjusted EBITDA ($mm) Distributable Cash Flow ($mm) # of Brokers 3 3 2 0 0 0 # of Brokers 2 2 0 0 0 0 $511 $497 $480 $480 $400 $475 $398 $460 $477 $474 $378 $458 $360 $463 $466 $356 $447 $415 $457 $336 $448 $349 $435 $332 $307 $313 $313 $289 $271 2022A 2023E 2024E 2025E 2026E 2027E 2028E 2022A 2023E 2024E 2025E 2026E 2027E 2028E (1) Total Capex ($mm) Distribution per Unit ($/unit) # of Brokers 2 2 0 0 0 0 # of Brokers 2 2 1 1 1 1 Includes $30mm of Turnaround Capital $77 $1.81 $1.66 Includes $25mm of $1.73 $1.58 $1.51 $1.65 $1.63 Turnaround Capital $62 $1.40 $1.49 $1.60 $1.46 $1.40 $1.40 $1.40 $1.40 $1.40 $1.40 $40 $1.40 $1.40 $42 $42 $42 $38 $44 $41 $39 $36 $35 $38 2022A 2023E 2024E 2025E 2026E 2027E 2028E 2022A 2023E 2024E 2025E 2026E 2027E 2028E Management Consensus Broker Estimate Range Note: Market data as of July 10, 2023. 7 (1) Includes maintenance capex, growth capex and turnaround capital. Source: Company disclosure, Management guidance, Wall Street research.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION DINO | Summary of Management’s Consolidated Financial Projections (1) Management Consolidated EBITDA vs. Research Estimates ($mm) # of Brokers 11 10 4 2 1 0 $4,620 $3,473 $3,371 $2,886 $3,191 $2,842 $2,661 $2,670 $2,602 $2,994 $2,758 $2,666 $2,396 $2,228 $2,723 $2,018 $1,307 $2,354 $2,096 $1,808 $1,725 ($194) 2020A 2021A 2022A 2023E 2024E 2025E 2026E 2027E 2028E Management Consolidated EBITDA by Segment ($mm) (2) Corp/Other: ($38) ($39) ($39) ($40) ($41) ($42) $4,620 $3,191 $2,886 $2,842 $2,670 $2,661 $377 $2,602 $391 $395 $414 $397 $319 $428 $410 $360 $75 $441 $445 $437 $1,307 $62 $258 $361 $391 $395 $400 $2,395 $70 $79 $1,798 $1,685 $1,328 $1,361 $1,318 $89 $100 $112 ($194) 2020A 2021A 2022A 2023E 2024E 2025E 2026E 2027E 2028E Refining Marketing Renewables Lubricants HEP (3) Management Consolidated Unlevered FCF ($mm) Capex: ($425) ($1,028) ($682) ($1,020) ($946) ($887) ($828) ($705) ($851) $3,938 $2,171 $2,000 $1,965 $1,896 $1,774 $1,810 $279 ($619) 2020A 2021A 2022A 2023E 2024E 2025E 2026E 2027E 2028E (1) Historical metrics are as presented by management. Consensus and broker estimate ranges adjusted to (3) Calculated as EBITDA less Capex (incl. Turnarounds). 8 include ~53% of respective HEP EBITDA metrics. Source: Management, Company disclosure. (2) Adjusted to reflect full consolidation of HEP.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION DINO | Management vs. Research Estimates Summary Refining Segment EBITDA ($mm) # of Brokers 7 6 4 2 1 0 $4,179 $2,380 $2,395 $1,939 $1,790 $1,790 $1,798 $2,158 $1,685 $1,723 $1,662 $1,361 $1,328 $1,318 $1,309 $1,354 $1,261 $1,036 $641 $733 2022A 2023E 2024E 2025E 2026E 2027E 2028E Lubricants & Specialty Products Segment EBITDA ($mm) # of Brokers 6 6 4 2 1 0 $456 $452 $396 $441 $445 $437 $383 $410 $337 $360 $355 $339 $319 $293 $315 $331 $254 $254 $250 $250 2022A 2023E 2024E 2025E 2026E 2027E 2028E Renewable Segment EBITDA ($mm) # of Brokers 6 6 4 2 1 0 $400 $391 $395 $320 $361 $313 $301 $272 $258 $225 $222 $197 $131 $91 $150 $150 $112 $75 $18 ($74) 2022A 2023E 2024E 2025E 2026E 2027E 2028E Management Case Consensus Wall Street Research 9 Note: For select broker reports, EBITDA is interpolated from segment EBIT. Source: Management projections, Wall Street research.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION II. PRELIMINARY VALUATION ANALYSIS 10

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION HEP | Preliminary Valuation Analysis (1) Methodology Metric Reference Range Implied Unit Price ($) Unaffected 52-Week Trading Range Unaffected: $15.92 $15.66 $20.00 Trading Range Low (7/6/22) – High (6/6/22) (2) Implied Proposal: $16.81 (3) Unaffected Unit Price Target Range $18.00 $23.00 (Low – Median – High) $20.00 Wall Street Current: $18.66 Research (3) Post-Announcement Unit Price Target Range $17.00 $20.00 (Low – Median – High) $18.00 Discounted WACC: 10.25% – 8.50% PV of Unlevered FCF $20.86 $26.94 Cash Flow Term. Mult.: 7.25x – 8.75x Distribution Ke: 13.00% – 8.75% PV of LP DPU $13.54 $18.77 Discount Model Term. Yield: 9.00% – 7.00% Trading (4) Range of Metrics Various $15.48 $20.41 Comparables Precedent (4) Range of Metrics Various $18.11 $23.58 Transactions Precedent Unaffected Close: 10% – 25% $17.51 $19.90 Premiums Paid $15.92 $5 $10 $15 $20 $25 $30 $35 Note: Market data as of July 10, 2023. (1) Based on $1,477mm of net debt as of June 30, 2023E, per Management estimates. (2) Based on current DINO share price and 0.3714x exchange ratio. (3) Forward target price. 11 (4) Reflects average low and average high implied unit price. Source: Management projections, Wall Street research, Bloomberg, FactSet. For Reference Only

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION DINO | Preliminary Valuation Analysis Methodology Metric Reference Range Implied Share Price ($) Unaffected: $41.91 Unaffected 52-Week Trading Range $41.63 $65.61 Trading Range Current: $45.27 Low (5/2/22) – High (11/22/22) (1) Unaffected Unit Price Target Range $50.00 $73.00 (Low – Median – High) $58.00 Wall Street Research (1) Post-Announcement Unit Price Target Range $40.00 $62.00 (Low – Median – High) $57.00 Discounted WACC: 10.25% – 9.00% (2) PV of Unlevered FCF $52.35 $64.18 Cash Flow Term. Mult.: 4.5x – 5.5x Trading (3) Range of Metrics Various $41.70 $57.34 Comparables $0 $20 $40 $60 $80 Note: Market data as of July 10, 2023. (1) Forward target price. (2) Based on $1,700mm of net debt as of June 30, 2023E and NCI based on midpoint of HEP DCF analysis. 12 (3) Reflects average low and average high implied unit price; based on $1,700mm of net debt as of June 30, 2023E and NCI based on HEP’s current unit price. Source: Management projections, Wall Street research, Bloomberg. For Reference Only

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Exchange Ratio Analysis Methodology Implied HEP Unit Price Implied DINO Share Price Implied Exchange Ratio HEP/DINO Proposal: 0.3714x Market Trading Unaffected 52-Week Low (11/15/22) – High (5/3/22) 0.2850x 0.4378x Exchange Ratio Current: 0.4122x Wall Street Research $18.00 – $23.00 $50.00 – $73.00 0.2466x 0.4600x 0.3448x (Unaffected) Wall Street $17.00 – $20.00 $40.00 – $62.00 Research (Post- 0.2742x 0.5000x 0.3158x Announcement) Trading $15.48 – $20.41 $41.70 – $57.34 0.2700x 0.4894x Comparables Discounted Cash $20.86 – $26.94 $52.35 – $64.18 0.3249x 0.5146x Flow (1) Precedent $18.11 – $23.58 $41.70 – $57.34 0.3159x 0.5655x Transactions Precedent Unaffected Exchange Ratio (0.3799x): 0.4178x 0.4748x Premiums Paid 10% – 25% Premium 0.0000x 0.2000x 0.4000x 0.6000x 0.8000x Note: Market data as of July 10, 2023. 13 (1) DINO share price range based on comparable company trading range. Source: Management guidance, FactSet, Bloomberg. For Reference Only

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION III. ILLUSTRATIVE SENSITIVITY ANALYSIS 14

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

Summary of Illustrative Sensitivity Analyses

At the Committee's request, Intrepid performed illustrative sensitivity analyses

		Description
Refining	Utilization	▪ MidCon region utilization is over 100% throughout the entire forecast period ▪ West region utilization increases from 85% to 90% by 2027E and held flat thereafter ▪ **Sensitivity reflects 5% reduction in all refineries beginning in 2024E; ~$202mm ann. EBITDA[(1)]**
	Crack Spread	▪ Near- and medium-term assumptions are in-line with current futures markets ▪ DINO's public disclosure states a $14/Bbl mid-cycle crack ($10 Gulf Coast 3-2-1 Crack spread + $4 spread between WTI and Brent)[(2)] ▪ **Sensitivity reflects a reduction in the Gulf Coast 3-2-1 Crack spread from 2026E to 2028E; every $1/Bbl of crack spread equates to ~$184mm of annual EBITDA[(1)]**
Lubricants		▪ Forecast includes uplift from "McKinsey adjustments" related to potential commercial improvements (e.g., pricing strategy, SKU rationalization) ▪ Management's public commentary has indicated $250mm mid-cycle EBITDA ▪ **Sensitivity excludes cash flows from McKinsey adjustments; ~$390mm of cumulative EBITDA from 2H23E through 2028E**
Renewables		▪ Profitability drivers are highly volatile and include BOHO spread, D4 RIN price, LCFS price and blenders'/producers' tax credit ▪ Management projections include a large uptick in volume in 2024E, followed by gradual 1%-2% annual increases in utilization (1Q23A utilization was <50%) ▪ **Sensitivity reflects Wall Street research consensus average EBITDA from 2024E to 2027E and held flat thereafter; ~$616mm of cumulative EBITDA from 2H23E through 2028E**
Marketing		▪ Minimal value impact (3% of aggregate forecasted EBITDA) ▪ **No sensitivity analyzed**
HEP		▪ Volumes and cash flows are dependent on DINO's refining segment, but largely protected by MVC and other contract provisions ▪ **5% utilization reduction of DINO has cumulative EBITDA impact of ~$57mm from 2H23E through 2028E**

(1) Reflects 2028E EBITDA impact.
(2) Reduced for applicable RIN costs, per DINO management.
Source: DINO and HEP management, FactSet, Wall Street research, Bloomberg.

INTREPID | 15

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Illustrative Sensitivity Analyses | Comparison vs. Management’s Projections Refining EBITDA ($bn) – Utilization Sensitivity Lubricants EBITDA ($bn) Utilization Cum. EBITDA ∆ = $955mm Cum. EBITDA ∆ = $390mm $4.18 97% 97% 97% $0.45 $0.44 95% $0.44 93% $0.41 93% 92% 92% 92% 92% $0.38 91% $0.36 $0.35 $0.34 $0.34 90% $0.34 $0.33 $2.40 $0.33 $0.32 88% $1.80 $1.68 $1.59 $1.49 $1.36 $1.33 $1.32 $1.18 $1.14 $1.13 $0.47 2021A 2022A 2023E 2024E 2025E 2026E 2027E 2028E 2021A 2022A 2023E 2024E 2025E 2026E 2027E 2028E Refining EBITDA ($bn) – Crack Spread Sensitivity Renewables EBITDA ($bn) Gulf Coast 3-2-1 Cum. EBITDA ∆ = $547mm Cum. EBITDA ∆ = $616mm $60 $4.18 $0.40 $0.40 $0.39 $50 $0.36 $0.27 $0.27 $40 $0.26 $0.22 $0.23 $0.20 $2.40 $30 $0.08 $1.80 $1.68 $20 $20 $1.36 $1.33 $1.32 $19 $1.18 $1.15 $1.13 $10 $0.47 ($0.06) ($0.07) -- 2021A 2022A 2023E 2024E 2025E 2026E 2027E 2028E 2021A 2022A 2023E 2024E 2025E 2026E 2027E 2028E Management Sensitivity Note: Market data as of July 10, 2023. 16 (1) Includes maintenance capex, growth capex and turnaround capital. Source: Company disclosure, Management guidance, Wall Street research. Gulf Coast 3-2-1 Crack Spread ($/Bbl)

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Illustrative Sensitivity Analyses | Impacts to DINO and HEP Impact to DINO Impact to HEP Cumulative 2028E Cumulative 2028E EBITDA Impact EBITDA Impact NPV Impact EBITDA Impact EBITDA Impact NPV Impact X-Ratio Impact (2H23E – 2028E) (Terminal Year) at DCF Midpoint (2H23E – 2028E) (Terminal Year) at DCF Midpoint at DCF Midpoint ($mm) ($mm) ($/share) ($mm) ($mm) ($/unit) (x) Status Quo $15,320 $2,661 $58.11 $2,688 $511 $23.79 0.4094x (1) (1) ($1,012) ($202) ($5.97) ($57) ($18) ($1.02) +0.0272x Utilization (5% Decrease) (7%) (8%) (10%) (2%) (4%) (4%) +7% Refining ($547) ($184) ($4.41) +0.0336x Crack Spread ($1 Decrease) (4%) (7%) (8%) +8% ($390) ($98) ($2.69) +0.0199x Lubricants (Excludes McKinsey Adj.) (3%) (4%) (5%) +5% ($616) ($127) ($3.88) +0.0293x Renewables (Per Consensus Est.) (4%) (5%) (7%) +7% ($2,535) ($601) ($16.73) ($57) ($18) ($1.02) +0.1407x (2) Cumulative Impact (17%) (23%) (29%) (2%) (4%) (4%) +34% (1) Inclusive of impact to HEP. Refining EBITDA impact of $955mm during 2H23E – 2028E and $184mm in 2028E. 17 (2) Includes compounding effects from multiple sensitivities. Source: DINO and HEP management, FactSet, Wall Street research, Bloomberg.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION IV. EVALUATION OF THE PROPOSAL 18

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Exchange Ratio Analysis | HEP / DINO The spot exchange ratio has traded up 11% vs. the Proposal Exchange Ratio Analysis | Unaffected LTM to Current Proposal vs. 0.460x Unaffected Date Exchange Ratio Ref. Period Current (07/10/23) 0.4122x (9.9%) (5/3/2023) VWAP Since Proposal 0.4125x (10.0%) 0.440x Unaffected Close (05/03/2023) 0.3799x (2.2%) Unaffected 30-Day VWAP 0.3719x (0.1%) Unaffected 90-Day VWAP 0.3648x 1.8% Unaffected 180-Day VWAP 0.3419x 8.6% 0.420x Unaffected 1-Year VWAP 0.3475x 6.9% Benefits HEP 0.4122x Unaffected 1-Year High 0.4378x (15.2%) Unaffected 1-Year Low 0.2850x 30.3% 0.400x 0.380x 0.3799x 0.3719x 0.3714x 0.3648x 0.360x 0.3475x 0.3419x 0.340x 0.320x Benefits DINO 0.300x 0.280x May-22 Jul-22 Oct-22 Jan-23 Apr-23 Jul-23 HEP/DINO Unaffected 30-Day VWAP Unaffected 90-Day VWAP Unaffected 180-Day VWAP Unaffected 1-Year VWAP Proposal Unaffected Close (5/3/23) 19 Note: Market data as of July 10, 2023. Source: FactSet, public disclosure.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Implied Premiums and Valuation Metrics at Various Exchange Ratios HEP Consolidated DINO Proposal Proposal Precedents ($mm, unless per unit data) (Unaffected) (Current) Current Current (1) 0.3714x 0.3714x 0.4122x 0.4000x 0.4250x 0.4500x 0.4750x 0.5000x Median HEP/DINO Exchange Ratio $45.27 Implied HEP Unit Price (@ Current DINO) $15.57 $16.81 $18.66 $18.11 $19.24 $20.37 $21.50 $22.64 Metric Implied Prem./(Disc.) to Current (as of 7/10/23) 0.4122x (10%) (10%) -- (3%) 3% 9% 15% 21% Initial Proposal 0.3714x -- -- 11% 8% 14% 21% 28% 35% VWAP Since Proposal 0.4125x (10%) (10%) (0%) (3%) 3% 9% 15% 21% Unaffected Close (as of 5/3/23) 0.3799x (2%) (2%) 9% 5% 12% 18% 25% 32% 10% Unaffected 10-Day VWAP 0.3872x (4%) (4%) 6% 3% 10% 16% 23% 29% 9% Unaffected 20-Day VWAP 0.3804x (2%) (2%) 8% 5% 12% 18% 25% 31% 7% Unaffected Unaffected 30-Day VWAP 0.3719x (0%) (0%) 11% 8% 14% 21% 28% 34% 8% Metrics Unaffected 60-Day VWAP 0.3677x 1% 1% 12% 9% 16% 22% 29% 36% 7% Unaffected 90-Day VWAP 0.3648x 2% 2% 13% 10% 17% 23% 30% 37% 9% Unaffected 52-week High (05/03/22) 0.4378x (15%) (15%) (6%) (9%) (3%) 3% 8% 14% (11%) Unaffected 52-week Low (11/15/22) 0.2850x 30% 30% 45% 40% 49% 58% 67% 75% 27% Units Unit Ownership DINO 59.6 $928 $1,003 $1,113 $1,080 $1,147 $1,215 $1,282 $1,350 (2) Unaffiliated Public 67.0 $1,042 $1,126 $1,250 $1,213 $1,288 $1,364 $1,440 $1,516 (3) (x) Total Units/Shares Outstanding 126.6 193.9 Total Equity Value $1,971 $2,129 $2,362 $2,292 $2,436 $2,579 $2,722 $2,866 $8,780 (+) Debt 1,492 3,200 (4) (+) Non-Controlling Interests -- 1,250 (-) Cash (15) (1,500) Total Enterprise Value $3,448 $3,606 $3,839 $3,769 $3,913 $4,056 $4,199 $4,343 $11,730 LT&S / Small (5) Metric Cap. MLP Metric TEV/'23E EBITDA $458 7.5x 7.9x 8.4x 8.2x 8.6x 8.9x 9.2x 9.5x 8.4x / 7.1x $3,191 3.7x TEV/'24E EBITDA 477 7.2x 7.6x 8.0x 7.9x 8.2x 8.5x 8.8x 9.1x 8.2x / 6.9x 2,842 4.1x 2023E DCF Yield $332 16.8% 15.6% 14.0% 14.5% 13.6% 12.9% 12.2% 11.6% 16.5% / 16.7% 2024E DCF Yield 349 17.7% 16.4% 14.8% 15.2% 14.3% 13.5% 12.8% 12.2% 18.1% / 17.6% (7) (6) (8) 2023E FCF Yield $322 16.3% 15.1% 13.6% 14.0% 13.2% 12.5% 11.8% 11.2% 11.6% / 10.7% $2,171 5.4x (7) (6) (8) 2024E FCF Yield 349 17.7% 16.4% 14.8% 15.2% 14.3% 13.5% 12.8% 12.2% 14.1% / 13.1% 1,896 6.2x LQA Dist. / Div. Yield $1.40 9.0% 8.3% 7.5% 7.7% 7.3% 6.9% 6.5% 6.2% 7.9% / 8.4% $1.80 4.0% Debt/LTM EBITDA $434 3.4x 4.4x / 4.4x $4,119 0.8x Note: Market data as of July 10, 2023. Balance sheet data as of June 30, 2023E. For illustrative purposes, NCI reflects the current market value of HEP units not held by DINO. capitalization excludes finance leases. (5) LT&S peers include: DKL, NS, PAA. Small Cap. peers include CAPL, GEL, GLP. (1) Precedents include all equity parent-MLP buy-in transactions. (6) Reflects DCF less growth capex. (2) Includes 116,154 phantom units and 43,365 performance units. (7) Reflects unlevered free cash flow (“UFCF”) and calculated as EBITDA less capex. 20 (3) Reflects fully diluted units and shares. (8) Reflects TEV / UFCF. (4) HEP cash flow metrics are shown net to HEP and therefore NCI is excluded from TEV. DINO Source: Company disclosure, Wall Street research, FactSet.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

Implied Premium to HEP Valuation at Various Exchange Ratios | 0% Cash

Assumes 100% equity consideration

Market Trading

DINO Standalone	Current	$45.27			
	Unaffected	$41.91			
	Unaff. 30-d VWAP	$45.98			
All-in XR		0.3714x	0.4000x	0.4500x	0.5000x
Cash Consideration	Cash Consid.[1]	$--	$--	$--	$--
Equity XR		0.3714x	0.4000x	0.4500x	0.5000x
Implied HEP Unit Price ("Gets")	Current	*$16.81*	*$18.11*	*$20.37*	*$22.64*
	Unaffected	*15.57*	*16.76*	*18.86*	*20.96*
	Unaff. 30-d VWAP	*17.08*	*18.39*	*20.69*	*22.99*
Standalone HEP Unit Price ("Has")	Current	$18.66			
	Unaffected	15.92			
	Unaff. 30-d VWAP	17.10			
Implied Premium ("Gets" vs. "Has")	Current	*(9.9%)*	*(3.0%)*	*9.2%*	*21.3%*
	Unaffected	*(2.2%)*	*5.3%*	*18.5%*	*31.6%*
	Unaff. 30-d VWAP	*(0.1%)*	*7.6%*	*21.0%*	*34.5%*

Comparable Company Analysis

DINO Standalone	Low	$41.70			
	Midpoint	$49.52			
	High	$57.34			
All-in XR		0.3714x	0.4000x	0.4500x	0.5000x
Cash Consideration	Cash Consid.[1]	$--	$--	$--	$--
Equity XR		0.3714x	0.4000x	0.4500x	0.5000x
Implied HEP Unit Price ("Gets")	Low	*$15.49*	*$16.68*	*$18.76*	*$20.85*
	Midpoint	*18.39*	*19.81*	*22.28*	*24.76*
	High	*21.29*	*22.93*	*25.80*	*28.67*
Standalone HEP Unit Price ("Has")	Low	$15.48			
	Midpoint	17.94			
	High	20.41			
Implied Premium ("Gets" vs. "Has")	Low	*0.0%*	*7.7%*	*21.2%*	*34.7%*
	Midpoint	*2.5%*	*10.4%*	*24.2%*	*38.0%*
	High	*4.3%*	*12.4%*	*26.4%*	*40.5%*

Discounted Cash Flow Analysis

DINO Standalone	Low	$52.35			
	Midpoint	$58.11			
	High	$64.18			
All-in XR		0.3714x	0.4000x	0.4500x	0.5000x
Cash Consideration	Cash Consid.[1]	$--	$--	$--	$--
Equity XR		0.3714x	0.4000x	0.4500x	0.5000x
Implied HEP Unit Price ("Gets")	Low	*$19.44*	*$20.94*	*$23.56*	*$26.18*
	Midpoint	*21.58*	*23.24*	*26.15*	*29.05*
	High	*23.84*	*25.67*	*28.88*	*32.09*
Standalone HEP Unit Price ("Has")	Low	$20.86			
	Midpoint	23.79			
	High	26.94			
Implied Premium ("Gets" vs. "Has")	Low	*(6.8%)*	*0.4%*	*13.0%*	*25.5%*
	Midpoint	*(9.3%)*	*(2.3%)*	*9.9%*	*22.1%*
	High	*(11.5%)*	*(4.7%)*	*7.2%*	*19.1%*

Note: Market data as of July 10, 2023.
(1) Determined by current DINO share price and all-in exchange ratio.
Source: FactSet, public disclosure.

INTREPID | 21

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

Implied Premium to HEP Valuation at Various Exchange Ratios | 25% Cash

Assumes 25% cash consideration based on DINO's current share price

Market Trading		0.3714x	0.4000x	0.4500x	0.5000x
DINO Standalone	Current	$45.27			
	Unaffected	$41.91			
	Unaff. 30-d VWAP	$45.98			
All-in XR		0.3714x	0.4000x	0.4500x	0.5000x
Cash Consideration	Cash Consid.[1]	$4.20	$4.53	$5.09	$5.66
Equity XR		0.2786x	0.3000x	0.3375x	0.3750x
Implied HEP Unit Price ("Gets")	Current	*$16.81*	*$18.11*	*$20.37*	*$22.64*
	Unaffected	*15.88*	*17.10*	*19.24*	*21.38*
	Unaff. 30-d VWAP	*17.01*	*18.32*	*20.61*	*22.90*
Standalone HEP Unit Price ("Has")	Current	$18.66			
	Unaffected	15.92			
	Unaff. 30-d VWAP	17.10			
Implied Premium ("Gets" vs. "Has")	Current	*(9.9%)*	*(3.0%)*	*9.2%*	*21.3%*
	Unaffected	*(0.3%)*	*7.4%*	*20.8%*	*34.3%*
	Unaff. 30-d VWAP	*(0.5%)*	*7.1%*	*20.5%*	*33.9%*

Comparable Company Analysis		0.3714x	0.4000x	0.4500x	0.5000x
DINO Standalone	Low	$41.70			
	Midpoint	$49.52			
	High	$57.34			
All-in XR		0.3714x	0.4000x	0.4500x	0.5000x
Cash Consideration	Cash Consid.[1]	$4.20	$4.53	$5.09	$5.66
Equity XR		0.2786x	0.3000x	0.3375x	0.3750x
Implied HEP Unit Price ("Gets")	Low	*$15.82*	*$17.04*	*$19.17*	*$21.30*
	Midpoint	*18.00*	*19.38*	*21.80*	*24.23*
	High	*20.17*	*21.73*	*24.44*	*27.16*
Standalone HEP Unit Price ("Has")	Low	$15.48			
	Midpoint	17.94			
	High	20.41			
Implied Premium ("Gets" vs. "Has")	Low	*2.2%*	*10.1%*	*23.8%*	*37.6%*
	Midpoint	*0.3%*	*8.0%*	*21.5%*	*35.0%*
	High	*(1.2%)*	*6.5%*	*19.8%*	*33.1%*

Discounted Cash Flow Analysis		0.3714x	0.4000x	0.4500x	0.5000x
DINO Standalone	Low	$52.35			
	Midpoint	$58.11			
	High	$64.18			
All-in XR		0.3714x	0.4000x	0.4500x	0.5000x
Cash Consideration	Cash Consid.[1]	$4.20	$4.53	$5.09	$5.66
Equity XR		0.2786x	0.3000x	0.3375x	0.3750x
Implied HEP Unit Price ("Gets")	Low	*$18.79*	*$20.23*	*$22.76*	*$25.29*
	Midpoint	*20.39*	*21.96*	*24.70*	*27.45*
	High	*22.08*	*23.78*	*26.75*	*29.73*
Standalone HEP Unit Price ("Has")	Low	$20.86			
	Midpoint	23.79			
	High	26.94			
Implied Premium ("Gets" vs. "Has")	Low	*(9.9%)*	*(3.0%)*	*9.1%*	*21.3%*
	Midpoint	*(14.3%)*	*(7.7%)*	*3.9%*	*15.4%*
	High	*(18.0%)*	*(11.7%)*	*(0.7%)*	*10.3%*

Note: Market data as of July 10, 2023.
(1) Determined by current DINO share price and all-in exchange ratio.
Source: FactSet, public disclosure.

INTREPID | 22

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

Implied Premium to HEP Valuation at Various Exchange Ratios | 50% Cash

Assumes 50% cash consideration based on DINO's current share price

	Market Trading					Comparable Company Analysis					Discounted Cash Flow Analysis				
DINO Standalone	Current	$45.27				Low	$41.70				Low	$52.35			
	Unaffected	$41.91				Midpoint	$49.52				Midpoint	$58.11			
	Unaff. 30-d VWAP	$45.98				High	$57.34				High	$64.18			
All-in XR		0.3714x	0.4000x	0.4500x	0.5000x		0.3714x	0.4000x	0.4500x	0.5000x		0.3714x	0.4000x	0.4500x	0.5000x
Cash Consideration	Cash Consid.[1]	$8.41	$9.05	$10.19	$11.32	Cash Consid.[1]	$8.41	$9.05	$10.19	$11.32	Cash Consid.[1]	$8.41	$9.05	$10.19	$11.32
Equity XR		0.1857x	0.2000x	0.2250x	0.2500x		0.1857x	0.2000x	0.2250x	0.2500x		0.1857x	0.2000x	0.2250x	0.2500x
Implied HEP Unit Price ("Gets")	Current	$16.81	$18.11	$20.37	$22.64	Low	$16.15	$17.39	$19.57	$21.74	Low	$18.13	$19.52	$21.97	$24.41
	Unaffected	16.19	17.44	19.62	21.80	Midpoint	17.60	18.96	21.33	23.70	Midpoint	19.20	20.68	23.26	25.84
	Unaff. 30-d VWAP	16.95	18.25	20.53	22.81	High	19.05	20.52	23.09	25.65	High	20.33	21.89	24.63	27.36
Standalone HEP Unit Price ("Has")	Current	$18.66				Low	$15.48				Low	$20.86			
	Unaffected	15.92				Midpoint	17.94				Midpoint	23.79			
	Unaff. 30-d VWAP	17.10				High	20.41				High	26.94			
Implied Premium ("Gets" vs. "Has")	Current	(9.9%)	(3.0%)	9.2%	21.3%	Low	4.3%	12.4%	26.4%	40.4%	Low	(13.1%)	(6.4%)	5.3%	17.0%
	Unaffected	1.7%	9.5%	23.2%	36.9%	Midpoint	(1.9%)	5.6%	18.8%	32.1%	Midpoint	(19.3%)	(13.1%)	(2.2%)	8.6%
	Unaff. 30-d VWAP	(0.9%)	6.7%	20.1%	33.4%	High	(6.6%)	0.5%	13.1%	25.7%	High	(24.6%)	(18.7%)	(8.6%)	1.6%

Note: Market data as of July 10, 2023.
(1) Determined by current DINO share price and all-in exchange ratio.
Source: FactSet, public disclosure.

INTREPID | 23

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Illustrative Consideration Mix Scenario Analysis All-In Exchange Ratio Proposal Current 0.3714x 0.4000x 0.4122x 0.4250x 0.4500x 0.4750x 0.5000x Prem./(Disc.) to Unaff. 30-d VWAP (0.3719x) (0%) 8% 11% 14% 21% 28% 34% Prem./(Disc.) to Unaff. Close (0.3799x) (2%) 5% 9% 12% 18% 25% 32% Prem./(Disc.) to Current (0.4122x) (10%) (3%) -- 3% 9% 15% 21% Implied HEP Unit Price @ DINO Current Price ($45.27) $16.81 $18.11 $18.66 $19.24 $20.37 $21.50 $22.64 Prem./(Disc.) to Unaff. 30-d VWAP ($17.10) (2%) 6% 9% 13% 19% 26% 32% Prem./(Disc.) to Unaff. Close ($15.92) 6% 14% 17% 21% 28% 35% 42% Prem./(Disc.) to Current ($18.66) (10%) (3%) -- 3% 9% 15% 21% Implied Cash Consideration (% of Total) -- -- -- -- -- -- -- -- $2 12% 11% 11% 10% 10% 9% 9% $4 24% 22% 21% 21% 20% 19% 18% $6 36% 33% 32% 31% 29% 28% 27% $8 48% 44% 43% 42% 39% 37% 35% $10 59% 55% 54% 52% 49% 47% 44% $12 71% 66% 64% 62% 59% 56% 53% Implied Equity Exchange Ratio (x) -- 0.3714x 0.4000x 0.4122x 0.4250x 0.4500x 0.4750x 0.5000x $2 0.3272x 0.3558x 0.3680x 0.3808x 0.4058x 0.4308x 0.4558x $4 0.2830x 0.3116x 0.3238x 0.3366x 0.3616x 0.3866x 0.4116x $6 0.2389x 0.2675x 0.2797x 0.2925x 0.3175x 0.3425x 0.3675x $8 0.1947x 0.2233x 0.2355x 0.2483x 0.2733x 0.2983x 0.3233x $10 0.1505x 0.1791x 0.1913x 0.2041x 0.2291x 0.2541x 0.2791x $12 0.1063x 0.1349x 0.1471x 0.1599x 0.1849x 0.2099x 0.2349x Note: Market data as of July 10, 2023. 24 (1) Based on DINO’s current share price. Source: FactSet, public disclosure. Cash Consid. ($/Unit) Cash Consid. ($/Unit)

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

Illustrative Pro Forma Leverage Analysis

Illustratively assumes transaction at 20% premium to unaffected HEP unit price; any cash consideration illustratively funded with balance sheet cash

Illustrative Status Quo and Pro Leverage Overview (6/30/23E Balance Sheet)

$ in millions, unless otherwise noted	Status Quo			DINO Pro Forma - HEP Buy-In		
	DINO Deconsolidated	HEP	DINO/HEP Consoldiated	100% Equity	75% Equity	50% Equity
Cash	$1,485	$15	$1,500	$1,500	$1,180	$860
Debt:						
Revolver Drawn	$ --	$592	$592	$592	$592	$592
Revolver Capacity	*1,650*	*1,200*	*2,850*	*2,850*	*2,850*	*2,850*
Revolver Availability	*1,648*	*608*	*2,256*	*2,256*	*2,256*	*2,256*
Liquidity	*3,133*	*623*	*3,756*	*3,756*	*3,756*	*3,756*
Bonds	1,708	900	2,608	2,608	2,608	2,608
Total Debt	**$1,708**	**$1,492**	**$3,200**	**$3,200**	**$3,200**	**$3,200**
Net Debt	**$223**	**$1,477**	**$1,700**	**$1,700**	**$2,020**	**$2,340**
LTM EBITDA(1)	$3,797	$434	$4,119	$4,119	$4,119	$4,119
2023E EBITDA(1)	2,816	458	3,191	3,191	3,191	3,191
Credit Metrics:						
Total Debt / LTM EBITDA	0.45x	3.44x	0.78x	0.78x	0.78x	0.78x
Total Debt / 2023E EBITDA	0.61x	3.26x	1.00x	1.00x	1.00x	1.00x
Net Debt / LTM EBITDA	0.06x	3.40x	0.41x	0.41x	0.49x	0.57x
Net Debt / 2023E EBITDA	0.08x	3.23x	0.53x	0.53x	0.63x	0.73x

Note: LTM EBITDA as of June 30, 2023E. Illustratively assumes no synergy credit for pro forma DINO leverage calculations.
(1) Certain adjustments to HEP EBITDA are eliminated in consolidation.
Source: FactSet, management guidance.

INTREPID | 25

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION DINO | Pro Forma Net Leverage Sensitivity Analysis Consolidated Net Debt / LTM EBITDA at Varying Transaction Consideration Mixes and Premiums % Equity Consideration Exchanged Implied Unit Price 100% 90% 80% 70% 60% 50% 0% $15.92 0.41x 0.44x 0.46x 0.49x 0.52x 0.54x 5% $16.72 0.41x 0.44x 0.47x 0.49x 0.52x 0.55x 10% $17.51 0.41x 0.44x 0.47x 0.50x 0.53x 0.56x 15% $18.31 0.41x 0.44x 0.47x 0.50x 0.53x 0.56x 20% $19.10 0.41x 0.44x 0.47x 0.51x 0.54x 0.57x 25% $19.90 0.41x 0.45x 0.48x 0.51x 0.54x 0.57x 30% $20.70 0.41x 0.45x 0.48x 0.51x 0.55x 0.58x 35% $21.49 0.41x 0.45x 0.48x 0.52x 0.55x 0.59x 26 Note: Assumes consolidated net debt of $1.7bn as of 6/30/23E and $4.1bn of consolidated LTM EBITDA. Source: FactSet, public disclosure. Premium to the Unaffected HEP Unit Price

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION V. PROPOSED NEXT STEPS 27

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

Proposed Next Steps

- **Discuss any additional diligence aspects and/or sensitivity requests**
- **Determine the Committee's acceptable range of transaction outcomes (i.e., exchange ratio, implied unit price/premium and cash/stock mix) and develop negotiation strategy**
  - Add cash consideration: Lock-in partial premium and de-risk downside / diminish upside; proceeds to defray tax burden
    - Would be a departure from the structure of the original offer; we do not know DINO's disposition towards using cash in a transaction
    - Likely to subject the Proposed Transaction to the heightened disclosure requirements of Rule 13(e)-3, including filing advisor discussion materials with the SEC
  - 100% equity consideration: Premium subject to DINO share price volatility and capture all upside/downside risk; DINO's stock is ~80x more liquid vs. HEP(1) so HEP unitholders could sell immediately / more easily
    - All-stock counteroffer aligns with initial offer, though both cash and DINO stock are taxable to unitholders
    - Our analysis indicates DINO is undervalued relative to HEP
- **Prepare letter outlining terms of counterproposal**

Note: Market data as of July 10, 2023.
(1) Based on unaffected 30-day ADTV of $117.1mm and $1.5mm for DINO and HEP, respectively.
Source: FactSet.

INTREPID | 28

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION VI. APPENDIX 29

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

HEP | Comparable Public Company Trading Analysis

		Unit	Market		TEV/EBITDA		LP DCF Yield		Dist. Yield		LP Dist. Coverage		Lev. (LTM EBITDA)(3)		'23E - '25E CAGR(5)		Trading Liq.
	Company	Price	Cap(1)	TEV(2)	2023E	2024E	2023E	2024E	LQA	2023E	2023E	2024E	Debt	Adj. Debt(4)	EBITDA	Distr.	30-day ADTV
LT&S	Plains All American	$14.51	$10.1	$20.3	7.9x	7.7x	16.5%	18.1%	7.4%	7.4%	2.2x	2.1x	3.1x	4.2x	1.2%	14.4%	$48.9
LT&S	Delek Logistics Partners	52.00	2.3	4.0	10.3x	9.5x	13.2%	14.7%	7.9%	8.0%	1.7x	1.8x	4.8x	4.8x	8.2%	3.4%	2.0
LT&S	NuStar Energy	17.19	1.9	6.2	8.4x	8.2x	18.9%	21.5%	9.3%	9.3%	2.0x	2.3x	4.4x	5.9x	1.5%	0.3%	5.2
Small Cap MLPs	Genesis Energy	9.64	1.2	5.6	7.1x	6.9x	28.0%	27.3%	6.2%	6.2%	4.5x	4.4x	4.8x	5.9x	5.4%	5.3%	5.6
Small Cap MLPs	Global Partners	30.30	1.0	2.3	6.8x	6.4x	16.7%	17.6%	8.4%	8.7%	1.8x	1.8x	2.3x	2.6x	6.1%	3.0%	2.1
Small Cap MLPs	CrossAmerica Partners	18.80	0.7	1.5	9.8x	9.2x	14.2%	15.2%	11.2%	11.2%	1.3x	1.4x	4.4x	4.5x	6.5%	--	0.6
	Mean - All (6 Companies)				**8.4x**	**8.0x**	**17.9%**	**19.1%**	**8.4%**	**8.5%**	**2.2x**	**2.3x**	**4.0x**	**4.6x**	**4.8%**	**4.4%**	**$10.7**
	Median - All (6 Companies)				**8.1x**	**8.0x**	**16.6%**	**17.8%**	**8.1%**	**8.4%**	**1.9x**	**1.9x**	**4.4x**	**4.7x**	**5.8%**	**3.2%**	**$3.7**
	Mean - LT&S (3 Companies)				**8.9x**	**8.5x**	**16.2%**	**18.1%**	**8.2%**	**8.2%**	**2.0x**	**2.1x**	**4.1x**	**5.0x**	**3.7%**	**6.0%**	**$18.7**
	Median - LT&S (3 Companies)				**8.4x**	**8.2x**	**16.5%**	**18.1%**	**7.9%**	**8.0%**	**2.0x**	**2.1x**	**4.4x**	**4.8x**	**1.5%**	**3.4%**	**$5.2**
	Mean - Small Cap. MLPs (3 Companies)				**7.9x**	**7.5x**	**19.6%**	**20.0%**	**8.6%**	**8.7%**	**2.5x**	**2.5x**	**3.8x**	**4.3x**	**6.0%**	**2.8%**	**$2.8**
	Mean - Small Cap. MLPs (3 Companies)				**7.1x**	**6.9x**	**16.7%**	**17.6%**	**8.4%**	**8.7%**	**1.8x**	**1.8x**	**4.4x**	**4.5x**	**6.1%**	**3.0%**	**$2.1**
Mgmt.	Holly Energy Partners (Proposal)	$16.81	$2.1	$3.6	7.9x	7.6x	15.6%	16.4%	8.3%	8.3%	1.9x	2.0x	3.4x	3.4x	1.7%	--	$1.5(6)
Mgmt.	Holly Energy Partners (Current)	$18.66	$2.4	$3.8	8.4x	8.0x	14.0%	14.8%	7.5%	7.5%	1.9x	2.0x	3.4x	3.4x	1.7%	--	$1.5(6)
Wall Street	Holly Energy Partners (Proposal)	$16.81	$2.1	$3.6	8.1x	7.8x	14.7%	14.7%	8.3%	8.7%	1.7x	1.7x	3.4x	3.4x	2.1%	5.8%	$1.5(6)
Wall Street	Holly Energy Partners (Current)	$18.66	$2.4	$3.8	8.6x	8.3x	13.2%	13.3%	7.5%	7.8%	1.7x	1.7x	3.4x	3.4x	2.1%	5.8%	$1.5(6)

Note: Market data as of July 10, 2023; pro forma announced M&A and capital markets activity. Market capitalization and TEV shown in $bn. 30-day ADTV shown in $mm.

(1) Reflects LP market capitalization for MLPs (i.e., excludes economic GPs and/or IDR value).

(2) Reflects total enterprise value for MLPs (i.e., includes economic GPs and/or IDR value, if applicable, based on Intrepid estimates).

(3) LTM EBITDA as of 3/31/2023.

(4) Adjusted debt reflects 100% debt treatment for preferred equity.

(5) LT&S CAGRs reflect '23E – '24E for DKL due to lack of 2025E estimates. Select MLP CAGRs reflect '23E – '24E for CAPL and GLP due to lack of 2025E estimates.

(6) Reflects 30-day ADTV as of May 3, 2023.

Source: Public disclosure, FactSet, Wall Street research.

INTREPID | 30

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

DINO | Comparable Company Trading Analysis

		Share	Market		TEV/EBITDA		TEV/UFCF[(1)]		Dividend Yield		Leverage	'23E - '25E CAGR		Trading Liq.
	Company	Price	Cap	TEV	2023E	2024E	2023E	2024E	LQA	2023E	LTM EBITDA[(2)]	EBITDA	Div.	30-day ADTV
Large Cap.	Marathon Petroleum	$117.84	$50.0	$82.1	5.2x	7.0x	6.2x	8.7x	2.6%	2.6%	1.0x	(18.4%)	4.6%	$414.5
Large Cap.	Phillips 66	100.33	46.0	66.0	5.8x	6.7x	6.9x	8.2x	4.2%	4.2%	1.1x	(8.5%)	4.1%	318.0
Large Cap.	Valero Energy	112.61	40.7	48.7	3.6x	5.3x	4.2x	6.6x	3.6%	3.6%	0.5x	(23.2%)	2.6%	476.7
SMID Cap.	PBF Energy	40.58	5.1	6.0	2.7x	3.5x	3.2x	4.3x	2.1%	2.1%	0.3x	(18.3%)	2.1%	95.2
SMID Cap.	CVR Energy	30.77	3.1	4.6	4.7x	6.3x	6.0x	8.7x	6.7%	6.7%	1.0x	(18.8%)	n.m.	31.2
SMID Cap.	Par Pacific	27.20	1.7	1.8	3.5x	4.3x	4.1x	5.6x	--	--	0.7x	(19.5%)	n.m.	24.4
SMID Cap.	Delek	22.94	1.5	4.0	4.3x	5.5x	6.9x	10.0x	3.6%	3.6%	2.0x	(18.5%)	7.3%	29.3
SMID Cap.	Vertex Energy	6.65	0.6	0.8	3.7x	3.2x	9.2x	5.4x	--	--	1.5x	10.5%	n.m.	15.7
	Mean - 8 Companies				**4.2x**	**5.2x**	**5.8x**	**7.2x**	**3.2%**	**3.2%**	**1.0x**	**(14.4%)**	**4.2%**	**$175.6**
	Median - 8 Companies				**4.0x**	**5.4x**	**6.1x**	**7.4x**	**3.1%**	**3.1%**	**1.0x**	**(18.5%)**	**4.1%**	**$63.2**
	Mean - Large Cap (3 Companies)				**4.9x**	**6.3x**	**5.8x**	**7.8x**	**3.5%**	**3.5%**	**0.9x**	**(16.7%)**	**3.8%**	**$403.0**
	Median - Large Cap (3 Companies)				**5.2x**	**6.7x**	**6.2x**	**8.2x**	**3.6%**	**3.6%**	**1.0x**	**(18.4%)**	**4.1%**	**$414.5**
	Mean - SMID Cap (5 Companies)				**3.8x**	**4.6x**	**5.9x**	**6.8x**	**2.9%**	**2.9%**	**1.1x**	**(12.9%)**	**2.1%**	**$50.2**
	Median - SMID Cap (5 Companies)				**3.7x**	**4.3x**	**6.0x**	**5.6x**	**2.1%**	**2.1%**	**1.0x**	**(18.5%)**	**2.1%**	**$29.3**
	HF Sinclair Corporation (Wall Street)	$45.27	$8.8	$11.7	3.9x	4.4x	5.9x	6.6x	4.0%	4.0%	0.6x	(10.5%)	4.4%	$117.1[(3)]
	HF Sinclair Corporation (Management)	$45.27	$8.8	$11.7	3.7x	4.1x	5.4x	6.2x	4.0%	4.0%	0.6x	(4.9%)	--	$117.1[(3)]

Note: Market data as of July 10, 2023. Market capitalization and TEV shown in $bn. 30-day ADTV shown in $mm.
(1) UFCF calculated as EBITDA less capex.
(2) LTM EBITDA as of March 31, 2023.
(3) Reflects 30-day ADTV as of May 3, 2023.
Source: FactSet, Public disclosure, Wall Street research, Management projections.

INTREPID | 31

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION HEP | Distribution Coverage Sensitivity Methodology Coverage Reference Range Implied Unit Price ($) Unaffected: $15.92 (2) Implied Proposal: $16.81 Management Forecast $13.54 $18.77 (1.97x – 2.26x) Current: $18.66 Distribution Ke: 13.0% – 8.75% $15.99 $22.31 1.85x Discount Model Term. Yield: 9.00% – 7.00% 1.75x $16.89 $23.57 $5 $10 $15 $20 $25 $30 $35 32 Note: Market data as of July 10, 2023. Source: Management projections, Wall Street research, Bloomberg.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION HEP | Wall Street Research Summary Selected HEP Target Price and Ratings Ratings Summary Pre-Announcement Post-Announcement Broker Date Target Rating Updated? Target Rating Citi 4/5/23 $20 Hold Yes $17 Hold Buy 1 Barclays 4/4/23 $18 Sell No $18 Sell Sell 2 Hold JP Morgan 3/8/23 $19 Sell Yes $18 Sell 1 Raymond James 2/24/23 $23 Buy Yes $20 Buy Max $23 1 Buy $20 1 Buy Median (4 Brokers) $20 1 Hold $18 1 Hold Mean (4 Brokers) $20 2 Sell $18 2 Sell Min $18 $17 33 Note: Market data as of July 10, 2023. Source: Wall Street research.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION DINO | Wall Street Research Summary Selected DINO Selected Target Price and Ratings Ratings Summary Pre-Announcement Post-Announcement Broker Date Target Rating Updated? Target Rating UBS 5/4/23 $58 Hold Yes $58 Hold Bank of America 5/4/23 $64 Buy Yes $62 Buy Hold 4 Piper Sandler & Co. 5/1/23 $73 Buy Yes $57 Buy Mizuho Capital 4/20/23 $68 Buy Yes $56 Buy RBC Capital 4/19/23 $66 Buy Yes $59 Buy Buy Wells Fargo 4/18/23 $52 Buy Yes $52 Buy 8 Goldman Sachs 4/18/23 $58 Buy Yes $56 Buy Scotiabank 4/13/23 $57 Buy Yes $57 Buy Cowen 4/13/23 $50 Hold Yes $40 Hold TPH &Co. 4/10/23 $56 Buy No $50 Buy Barclays 4/9/23 $55 Hold No $55 Hold JP Morgan 4/5/23 $57 Hold Yes $57 Hold Max $73 8 Buy $62 8 Buy Median (12 Brokers) $58 4 Hold $57 4 Hold Mean (12 Brokers) $60 $55 Min $50 $40 34 Note: Market data as of July 10, 2023. Price Targets and Ratings reflect select research reports. Source: Wall Street research.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

Selected Midstream Parent-MLP Buy-In Precedent Transactions

Includes selected transactions since 2016 with 8/8th equity value over $1bn

					Transaction Metrics			Final Prem. to Unaff.	
Unaff. Date	Buyer	Target	8/8ths Equity Value ($bn)[1]	Buyer % Owned	FY+1 LP DCF Yield	FY+1 LP DPU Yield	% Cash Consid.	1-Day	30-Day VWAP
8/17/22	Phillips 66	DCP Midstream	$8.7	56%	14.2%	4.1%	100%	20%	28%
6/23/22	PBF Energy	PBF Logistics	1.1	48%	13.9%	6.8%	53%	32%	12%
5/13/22	Diamondback Energy	Rattler Midstream LP	2.2	74%	11.3%[2]	8.0%[2]	--%	17%	9%
2/10/22	Shell	Shell Midstream	6.2	69%	10.5%	7.6%	100%	23%	25%
10/25/21	Phillips 66	Phillips 66 Partners	10.1	70%	10.6%	4.2%	--%	7%	0%
8/4/21	BP	BP Midstream Partners	1.5	54%	11.2%	9.8%[2]	--%	11%	3%
2/4/21	Chevron Corp.	Noble Midstream Partners	1.1	62%	21.3%	6.0%	--%	(1%)	6%
10/2/20	TC Energy Corporation	TC PipeLines	2.1	24%	13.5%[2]	8.8%	--%	14%	12%
2/25/20	Equitrans Midstream	EQM Midstream Partners	4.6	54%	21.6%	5.2%	--%	0%	3%
8/27/19	Blackstone	Tallgrass Energy	6.3	44%	10.6%	10.0%	100%	56%	23%
4/1/19	UGI Corp.	AmeriGas Partners LP	3.3	26%	10.3%	8.9%	22%	13%	22%
11/7/18	Western Gas Equity Partners	Western Gas Partners	8.4	30%	8.5%	8.1%[2]	--%	8%	8%
10/19/18	EnLink Midstream	EnLink Midstream Partners	6.5	22%	9.2%	8.5%[2]	--%	1%	4%
10/17/18	Valero Energy	Valero Energy Partners	2.9	68%	7.0%	5.7%	100%	7%	12%
10/8/18	Antero Midstream GP LP	Antero Midstream Partners LP	5.8	--%	7.9%	7.2%	10%	5%	4%
9/18/18	Dominion Energy	Dominion Energy Midstream Partners	2.8	61%	8.2%	8.2%	--%	1%	8%
8/1/18	Energy Transfer Equity	Energy Transfer Partners	27.5	2%	12.5%	9.8%[2]	--%	11%	14%
6/1/18	OCI	OCI Partners	1.0	88%	13.0%	13.0%	100%	15%	15%
5/16/18	Enbridge	Spectra Energy Partners	17.6	83%	9.8%	8.7%	--%	10%	3%
5/16/18	Enbridge	Enbridge Energy Partners	4.9	33%	14.9%	9.1%	--%	9%	6%
3/15/18	Williams	Williams Partners	38.9	74%	7.6%	6.4%	--%	14%	13%
2/7/18	Tallgrass Energy GP	Tallgrass Energy Partners	3.5	35%	9.6%	8.4%[2]	--%	10%	10%
12/29/17	Archrock	Archrock Partners	1.0	41%	14.4%	7.8%	--%	23%	22%
9/23/16	Columbia Pipeline Group	Columbia Pipeline Partners	1.7	47%	4.9%	4.7%	100%	11%	17%

Summary Statistics (24 Transactions)

	8/8ths Equity Value ($bn)	Buyer % Owned	FY+1 LP DCF Yield	FY+1 LP DPU Yield	% Cash Consid.	1-Day	30-Day VWAP
75th Percentile	**$7.0**	**68%**	**13.6%**	**8.9%**	**64%**	**15.6%**	**15.2%**
Mean	**$7.1**	**48%**	**11.5%**	**7.7%**	**29%**	**13.2%**	**11.6%**
Median	**$4.0**	**51%**	**10.6%**	**8.0%**	**--%**	**10.9%**	**10.9%**
25th Percentile	**$2.0**	**32%**	**9.0%**	**6.3%**	**--%**	**7.1%**	**5.5%**

Holly Energy Partners / HF Sinclair Initial Proposal[3]

Unaff. Date	Buyer	Target	8/8ths Equity Value ($bn)	Buyer % Owned	FY+1 LP DCF Yield	FY+1 LP DPU Yield	% Cash Consid.	1-Day	30-Day VWAP
5/3/23	**HF Sinclair Corporation**	**Holly Energy Partners**	**$2.0**	**47%**	**16.8%**	**9.0%**	**--%**	**(2%)**	**(0%)**

Note: Excludes non-limited partnership/LLC transactions or transactions with non-US targets. Transaction metrics are based on management projections available in public disclosure (e.g., proxy statement).

(1) Does not include value attributable to an economic general partner or to incentive distribution rights.

(2) Reflects yield based on Wall Street consensus metrics.

(3) Metrics are based off pricing as of the unaffected date.

Source: FactSet, Wall Street research, Public disclosure.

INTREPID | 35

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

Summary of Selected Parent / MLP Buy-In Transactions

Key Takeaways

- Intrepid has reviewed and analyzed 34 recent Parent-MLP Buy-In transactions, including 18 all-equity deals
- Premiums have typically been modest when compared to third-party transactions
- Sponsors typically leave some room to improve the initial offer

Precedent Transactions Analysis | Parent-MLP Buy-Ins[1]

		Low	Median	High
Initial 1-Day Premium	All Deals	**(4%)**	**1%**	**32%**
	Equity Deals	*(4%)*	*0%*	*15%*
Initial 30-Day VWAP Premium	All Deals	**(13%)**	**5%**	**21%**
	Equity Deals	*(9%)*	*4%*	*15%*
# of Bumps	All Deals	**0**	**3**	**7**
	Equity Deals	*1*	*3*	*7*
# of Days from Initial Offer to Final Agreement	All Deals	**9**	**53**	**204**
	Equity Deals	*9*	*41*	*204*
Total Premium Increase	All Deals	**(1%)[2]**	**8%**	**40%**
	Equity Deals	*(1%)[2]*	*7%*	*26%*
Final 1-Day Premium	All Deals	**(9%)**	**11%**	**56%**
	Equity Deals	*(1%)[2]*	*10%*	*34%*
Final 30-Day VWAP Premium	All Deals	**0%**	**10%**	**47%**
	Equity Deals	*0%*	*8%*	*22%*
Final Prem. To 52-Wk High	All Deals	**(61%)**	**(10%)**	**12%**
	Equity Deals	*(61%)*	*(11%)*	*7%*
Final Prem. To 52-Wk Low	All Deals	**14%**	**32%**	**261%**
	Equity Deals	*14%*	*27%*	*261%*

(1) *Final premium metrics reflect premiums to unaffected unit price and unaffected exchange ratio.*
(2) *CVX's initial proposal was based on a fixed value ($12.47/unit) and did not include an exchange ratio metric; the final exchange ratio of 0.1393x is a slight discount to the exchange ratio implied by the relative equity prices at the time of the initial proposal.*

Source: FactSet, Public disclosure, Wall Street research.

INTREPID | 36

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Comparison of the Proposal to Precedent Transactions Premiums HEP Trading Metrics and Proposal Implied Premium/(Discount) Unaffected 10-Day VWAP 20-Day VWAP 30-Day VWAP 60-Day VWAP 90-Day VWAP 52-Wk High 52-Wk Low Reference Metric: 0.3799x 0.3872x 0.3804x 0.3719x 0.3677x 0.3648x 0.4378x 0.2850x Proposal Implied Premium/(Discount) vs. All-Equity MLP Buy-In Precedent Transaction Premiums 261% 34% 25% 25% 24% 24% 22% 30% 27% 7% 10% 9% 9% 8% 7% 14% 7% 2% 1% (0%) (2%) (2%) (4%) (3%) 0% (1%) (1%) 1% 1% (11%) (15%) (61%) Proposal Implied Premium/(Discount) vs. All MLP Buy-In Precedent Transaction Premiums 261% 56% 49% 47% 47% 43% 35% 32% 30% 12% 12% 11% 11% 10% 10% 10% 14% 2% 1% (0%) (2%) (2%) (4%) (1%) 0% (3%) (9%) (10%) (4%) 1% (15%) (61%) Precedents (High-Low Range) Precedents (Mean) Precedents (Median) Proposal 37 Note: Market data as of July 10, 2023. Source: Company disclosure, Wall Street research, FactSet.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Disclaimer These materials have been prepared by Intrepid Partners, LLC (“Intrepid”) for the Conflicts Committee (the “Committee”) of the Board of Directors of Holly Logistic Services, L.L.C. (the “General Partner”), the ultimate general partner of Holly Energy Partners, L.P. (“HEP”), to whom such materials are directly addressed and delivered. These materials are confidential and may not be used or relied upon by any other person or for any purpose other than as specifically contemplated by a written agreement with Intrepid. These materials have been developed by and are proprietary to Intrepid and were prepared exclusively for the benefit and internal use of the Committee in connection with evaluating the Proposed Transaction with HEP and HF Sinclair Corporation (“DINO”). These materials are based upon information provided by or on behalf of the management of DINO and the General Partner, from public sources, or otherwise reviewed by Intrepid. Intrepid has relied upon and assumes no responsibility for independent investigation or verification of such information and has relied upon such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future performance prepared by or reviewed with management of DINO or the General Partner and/or other potential transaction participants or obtained from public sources, Intrepid has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of DINO, and the General Partner or such other potential transaction participants (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). Actual results may differ materially from such estimates and forecasts. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information, and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past, the present or the future. The materials and related commentary are not intended to provide the only basis for evaluating, and should not be considered a recommendation with respect to, the consideration paid, the proposed transaction or any transaction or other matter. These materials are also subject to the qualifications and limitations described in any accompanying written opinion letter. These materials were compiled on a confidential basis solely for use by the Committee and may not be relied on by any other party (including stakeholders in either entity), even if such parties are provided a copy of these materials. These materials were prepared without a view to public disclosure or filing thereof under state or federal laws, and may not be redistributed, reproduced, distributed, passed to others, transmitted, quoted or referred to, in whole or in part, without the prior written permission of Intrepid in accordance with the terms of our engagement letter with the Committee. These materials speak only as of the date on the cover and Intrepid assumes no obligation to update these materials or inform any recipient of changed circumstances, events or information. These materials were prepared for a specific use by specific persons and were not prepared to conform with any disclosure standards under securities laws or otherwise. In the ordinary course of its business, each of Intrepid and its affiliates may actively trade or hold the securities of DINO, HEP or other parties involved in a proposed transaction for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Intrepid will receive a fee in connection with delivery of an opinion relating to the proposed transaction. These materials do not constitute, nor do they form part of, an offer or solicitation to sell or purchase any securities or instruments and are not a commitment by Intrepid or any of its affiliates to provide, arrange or underwrite any financing for any transaction or to purchase any security in connection therewith. These materials may not reflect information known to other professionals in other business areas of Intrepid and its affiliates. Intrepid and its affiliates do not provide legal, regulatory, accounting, bankruptcy, securities or tax advice. Any statements contained herein as to tax matters were neither written nor intended by Intrepid or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, regulatory accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the evaluation and impact of any transactions or matters described herein.